Exhibit 99.1
MAXSTREAM, INC.
FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors
MaxStream, Inc.
We have audited the accompanying balance sheets of MaxStream, Inc. (a Utah corporation) as of December 31, 2005 and 2004, and the related statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MaxStream, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Squire & Company, PC
Orem, Utah
March 31, 2006

MAXSTREAM, INC.
BALANCE SHEETS

December 31, 2005 and 2004	2005	2004

ASSETS

Current Assets:
Cash and cash equivalents	$3,375,733	$1,708,907
Accounts receivable, net	1,111,088	659,842
Income tax receivable	—	255,222
Inventories	727,389	491,155
Other assets	13,047	14,066

Total current assets	5,227,257	3,129,192

Property and Equipment, net	269,474	138,615

Total assets	$5,496,731	$3,267,807

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$1,052,435	$272,191
Accrued expenses	303,326	139,596
Current portion of deferred tax liability	224,462	271,660
Other current liabilities	10,953	43,784

Total current liabilities	1,591,176	727,231

Deferred Tax Liability, net of current portion	58,174	38,375

Total liabilities	1,649,350	765,606

Series A Preferred Stock, 5,000,000 shares authorized;
4,250,000 shares issued and outstanding; no par value	1,500,000	1,500,000

Stockholders’ Equity:
Common stock, 20,000,000 shares authorized; 7,515,570 and 7,500,000 shares issued; 7,414,022 and 7,398,452 shares outstanding on December 31, 2005 and 2004, respectively; no par value	58,075	37,626
Treasury stock — at cost; 101,548 shares	(52,805)	(52,805)
Retained earnings	2,342,111	1,017,380

Total stockholders’ equity	2,347,381	1,002,201

Total liabilities and stockholders’ equity	$5,496,731	$3,267,807

The accompanying notes are an integral part of these financial statements.

MAXSTREAM, INC.
STATEMENTS OF INCOME

Years Ended December 31, 2005 and 2004	2005	2004

Revenues:
Product sales	$10,404,003	$6,465,166
Design and engineering services	—	10,000
Technical support	28,066	51,143

	10,432,069	6,526,309

Cost of Sales	3,954,617	2,232,546

Gross Profit	6,477,452	4,293,763

Operating Expenses:
General and administrative	3,461,919	2,378,768
Selling	721,966	472,885
Research and development	283,001	196,219

Total operating expenses	4,466,886	3,047,872

Income from Operations	2,010,566	1,245,891

Other Income (Expense):
Interest income	48,495	18,609
Interest expense	(58)	(51)
Other	15,880	15,806

Total other income (expense)	64,317	34,364

Net Income Before Income Taxes	2,074,883	1,280,255

Income Tax Expense	750,152	428,088

Net Income	$1,324,731	$852,167

The accompanying notes are an integral part of these financial statements.

MAXSTREAM, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Years Ended December 31, 2005 and 2004

	Common Stock		Treasury Stock		Retained
	Shares	Amount	Shares	Amount	Earnings	Total

Balance at January 1, 2004	7,500,000	$37,626	—	$—	$165,213	$202,839

Treasury Stock Purchased	—	—	101,548	(52,805)	—	(52,805)

Net Income	—	—	—	—	852,167	852,167

Balance at December 31, 2004	7,500,000	37,626	101,548	(52,805)	1,017,380	1,002,201

Common Stock Issued	15,570	2,993	—	—	—	2,993

Stock Options	—	17,456	—	—	—	17,456

Net Income	—	—	—	—	1,324,731	1,324,731

Balance at December 31, 2005	7,515,570	$58,075	101,548	$(52,805)	$2,342,111	$2,347,381

The accompanying notes are an integral part of these financial statements.

MAXSTREAM, INC.
STATEMENTS OF CASH FLOWS

Years Ended December 31, 2005 and 2004	2005	2004

Cash Flows from Operating Activities:
Net income	$1,324,731	$852,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	60,369	46,203
Bad debt expense	—	1,483
Loss on disposal of property and equipment	291	—
Deferred income tax expense (benefit)	(27,399)	172,142
Compensation from stock options granted	17,456	—
Changes in assets and liabilities:
Accounts receivable	(451,246)	(177,838)
Inventories	(236,234)	(247,838)
Other assets	1,019	(6,066)
Accounts payable	780,244	5,478
Accrued expenses	163,730	34,260
Other current liabilities	226,273	(215,420)

Total adjustments	534,503	(387,596)

Net cash provided by operating activities	1,859,234	464,571

Cash Flows from Investing Activities:
Proceeds from disposal of property and equipment	34	—
Purchases of property and equipment	(191,553)	(72,607)

Net cash used by investing activities	(191,519)	(72,607)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	2,993	—
Proceeds from issuance of preferred stock	—	500,000
Purchase of treasury stock	—	(52,805)
Payments on notes payable	(3,882)	(5,676)

Net cash provided (used) by financing activities	(889)	441,519

Net Increase in Cash and Cash Equivalents	1,666,826	833,483

Cash and Cash Equivalents, Beginning of Year	1,708,907	875,424

Cash and Cash Equivalents, End of Year	$3,375,733	$1,708,907

     The accompanying notes are an integral part of these financial statements.

MAXSTREAM, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1.	Summary of Significant Accounting Policies

The following is a summary of significant accounting policies followed in the preparation of these financial statements. The financial statements and notes are representations of the management of MaxStream, Inc. (the Company), which is responsible for their integrity and objectivity. The policies reflect accounting principles generally accepted in the United States of America.

The Company — The Company was incorporated under the laws of the State of Utah on September 20, 1999 to develop and manufacture radio frequency device-to-device communication systems for a variety of applications, including lighting and irrigation control systems, point-of-sale terminals, automatic meter reading, and fleet management. The Company’s customers include OEMs, integrators, distributors, and governmental and educational agencies.

Use of Estimates — Management uses estimates and assumptions in the preparation of the financial statements in accordance with generally accepted accounting principles. Estimates and assumptions affect the reported amounts of assets and liabilities as well as reported revenue and expenses. Actual results could vary from the estimates used.

Revenue Recognition — The Company recognizes revenue for product sales when a valid sales agreement exists, the sales price is fixed, and the product is shipped. Design and engineering revenue is recognized when a valid contract is in place, the price of the contract is fixed, and the work is complete.

The Company allows certain resellers the right to return products for up to one year under their respective reseller agreements. As of December 31, 2005 and 2004, the Company had established a reserve in the amount of $48,032 and $30,875, respectively, as an estimated allowance for product returns.

Depreciation — Provisions for depreciation of property and equipment are computed using the straight-line method of depreciation. Depreciation is based upon the estimated useful lives of individual assets. The useful life used for computing depreciation for asset classes is described below:

Test equipment	7years
Computers and software	3years
Furniture and fixtures	7years
Depreciation expense for the years ended December 31, 2005 and 2004, was $60,369 and $46,203, respectively.

Accounts Receivable — Accounts receivable consist of amounts due from customers for products sold or services performed in the normal course of business by the Company, and are shown net of an allowance for doubtful accounts of $7,727 as of December 31, 2005 and 2004.

MAXSTREAM, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1.	Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents – For the purposes of the statement of cash flows, the Company considers all highly liquid securities purchased with an original maturity of three months or less to be cash and cash equivalents.

Credit Risk Concentrations – The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash and cash equivalents. Uninsured balances at December 31, 2005, approximated $3,300,000.

Sales of the Company’s main two products comprised approximately 89% of total revenue for both the years ended December 31, 2005 and 2004. In addition, the Company purchased approximately 76% and 75% of its inventory from two suppliers during the years ended December 31, 2005 and 2004, respectively.

Income Taxes – The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Repairs and Maintenance – The cost of repairs and maintenance that do not result in substantial betterment to the Company’s assets are expensed as incurred.

Advertising – The Company expenses advertising costs as incurred. Advertising costs totaled $398,451 and $257,675 for the years ended December 31, 2005 and 2004, respectively.

Research and Development – Research and development costs include expenditures incurred in the development of products or enhancements to existing products. Research and development costs are charged to expense as incurred and totaled $283,001 and $196,219 for the years ended December 31, 2005 and 2004, respectively.

Inventories – Inventories are valued at the lower of cost or market. Cost is determined using the average cost method, and market is defined as the lower of replacement cost or realizable value. Inventories consist primarily of finished electronic components.

MAXSTREAM, INC.
NOTES TO FINANCIAL STATEMENTS

Note 2.	Property and Equipment

The composition of property and equipment as of December 31, 2005 and 2004 is as follows:

	2005	2004
Electronic test equipment	$272,409	$126,771
Computers and software	162,991	121,576
Furniture and fixtures	8,204	4,531

Total property and equipment	443,604	252,878
Accumulated depreciation	(174,130)	(114,263)

Property and equipment, net	$269,474	$138,615

Note 3.	Obligations Under Capital Lease

During the years ended December 31, 2005 and 2004, the Company leased equipment under a capital lease obligation, which was paid for in full during 2005. The asset amount included in property and equipment totaled $26,674, which was fully depreciated at December 31, 2005.

Note 4.	Related Party Transaction / Operating Lease

During the year ended December 31, 2005, the Company renewed its lease agreement with a related party for office space. The future minimum lease payments under this lease are as follows:

Year Ending
December 31,
2006	$189,232
2007	192,348

Total	$381,580

Office lease expense totaled $156,606 and $101,140 for the years ended December 31, 2005 and 2004, respectively.

Note 5.	Supplemental Information to the Statement of Cash Flows

The Company paid $58 and $51 for interest and paid $537,000 and $470,765 in income taxes during the years ended December 31, 2005 and 2004, respectively. The Company did not have any non-cash investing or financing activities during the year ended December 31, 2005. During 2004, the Company acquired assets by assuming a note payable for $7,358.

MAXSTREAM, INC.
NOTES TO FINANCIAL STATEMENTS

Note 6. Income Taxes
The provision for income taxes consists of the following:

	2005	2004
Current:
Federal	$666,651	$216,044
State	110,900	39,902

	777,551	255,946
Deferred:
Federal	(23,726)	149,067
State	(3,673)	23,075

	(27,399)	172,142

Total	$750,152	$428,088

The income tax provision reconciled to the tax computed at the statutory Federal rate of 34% is as follows:

	2005	2004
Federal income tax expense at statutory rate	$705,461	$435,287
State income tax expense, net of federal tax benefit	103,744	42,248
Utilization of net operating loss	—	(8,613)
Research and development credit	(63,965)	(43,662)
Other	4,912	2,828

Total provision	$750,152	$428,088

Significant components of deferred tax liabilities for federal and state income taxes consist of the following at December 31, 2005 and 2004:

	2005	2004
Accrual to cash adjustments	$(251,016)	$(289,255)
Allowance for bad debts	2,882	2,882
Reserve for returns	12,939	8,460
Stock options	12,713	6,201
Accrued vacation	10,733	6,253
Accumulated depreciation	(70,887)	(44,576)

Net deferred tax liability	$(282,636)	$(310,035)

MAXSTREAM, INC.
NOTES TO FINANCIAL STATEMENTS

Note 7. Series A Preferred Stock
Series A preferred stock is voting stock and is convertible into common stock at the option of the holder based on a pre-determined conversion ratio. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted. In the event of any liquidations, dissolution, or winding up of the Corporation either voluntary or involuntary, subject to the rights of other preferred stock, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the price per share for which the Series A Preferred Stock was first issued by the Corporation for each share of Series A Preferred Stock then held by them, plus declared but unpaid dividends. No dividends have been declared for the years ended December 31, 2005 and 2004. As the Series A Preferred Stock is mandatorily redeemable in the event of liquidations, dissolution or winding up of the Corporation, it is classified in mezzanine in accordance with Accounting Series Release (ASR) No. 268.
Warrants – During the year ended December 31, 2004, a warrant was exercised for the purchase of 1,416,667 shares of Series A preferred stock. As of December 31, 2005, no warrants were outstanding.
Beneficial Conversion Feature – The preferred stock of the Company is convertible into common stock based on a conversion ratio that is tied to future events. Normally, this would give rise to a “beneficial conversion feature,” which should be valued and recorded separately from the preferred stock at issuance. However, according to the purchase agreement, the preferred stock is immediately convertible on the issuance date (or the commitment date) into the same number of             shares of common stock. Therefore, a “beneficial conversion feature” is not considered to be present and a separate value for the conversion has not been calculated or recorded.
Note 8. Stockholders’ Equity
Common Stock – The Company is authorized to issue 20,000,000 shares of common stock, of which 7,515,570 shares have been issued. In addition, 5,000,000 of the common shares are reserved for the conversion of preferred stock into common stock. As of December 31, 2005, the Company had 4,250,000 shares of preferred stock outstanding that are convertible into common stock.
Treasury Stock – During the year ended December 31, 2004, the Company repurchased 101,548 shares of the corporation’s common stock at a price per share of $0.52. The shares are held by the Company as treasury stock.
Stock Options – During the year ended December 31, 2001, the Company adopted a stock incentive plan (the Plan) that provides for the issuance of options to employees to purchase up to an aggregate of 1,000,000 common shares. Twenty-five percent of the options vest beginning one year after the date of grant. The remaining 75% vest equally

MAXSTREAM, INC.
NOTES TO FINANCIAL STATEMENTS

Note 8. Stockholders’ Equity (Continued)
over 36 months and expire on the earlier of 10 years from the date of grant or upon termination of employment. The Company has elected to expense stock options in accordance with APB Opinion No. 25 “Accounting for Stock Issued to Employees.”
During the year ended December 31, 2005, the Board of Directors granted 159,806 options to 33 individuals with an exercise price of $0.30 per share. In addition, one employee exercised 15,570 options, for which the Company issued stock, and a total of 44,000 options were cancelled during the year ended December 31, 2005, because the option grantee became ineligible to exercise the options pursuant to the option agreement.
During the year ended December 31, 2004, the Board of Directors granted 44,500 options to 15 individuals with an exercise price of $0.30 per share. In addition, 16,500 options were cancelled during the year because the option grantee became ineligible to exercise the options pursuant to the option agreement.
A summary of stock option activity, and related information for the years ended December 31, 2005 and 2004, is as follows:

	Outstanding Stock Options		Weighted-
			Average
	Number	Exercise	Exercise
	Outstanding	Price	Price
Balance at December 31, 2003	237,000	$0.18 - 0.30	$0.19
Options granted	44,500	0.30	0.30
Options exercised	—	—	—
Options canceled	(16,500)	—	0.18

Balance at December 31, 2004	265,000	0.18 - 0.30	0.21
Options granted	159,806	0.30	0.30
Options exercised	(15,570)	0.18 - 0.30	0.25
Options cancelled	(44,000)	—	0.30

Balance at December 31, 2005	365,236	$0.18 - 0.30	$0.21

Of the total number of options outstanding at December 31, 2005 and 2004, 164,453 and 146,983 options were exercisable, respectively.

MAXSTREAM, INC.
NOTES TO FINANCIAL STATEMENTS

Note 8. Stockholders’ Equity (Continued)
The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123 “Accounting of Stock-Based Compensation” as amended by SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure.” Accordingly, no compensation expense has been recognized for stock options granted to employees. Had compensation expense been determined based on fair value at the grant date consistent with the provisions of SFAS 123, the Company’s results of operations for the years ended December 31, 2005 and 2004, would have been reduced to the pro forma amounts indicated below:

	2005	2004
Net income as reported	$1,324,731	$852,167
Add: Total stock-based employee compensation expense included in reported net income, net of income tax effects	11,145	—
Deduct: Total stock-based employee compensation expense determined by fair value-based method of awards, net of income tax effects	(16,645)	(6,495)

Net income pro forma	$1,319,231	$845,672

The pro forma effect on net income may not be representative of the effect on net income for future periods due to among other things: (i) the vesting period of future stock options and (ii) the fair value of additional stock options in future years. The fair value of the options granted is estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	2005	2004
Expected dividend yield	$—	$—
Expected stock price volatility	indeterminable	indeterminable
Risk-free interest rate	4.0% - 4.5%	3.0% - 4.1%
Expected life options	5 years	5 years
The fair value of each option award granted during the periods presented was estimated using the Black-Scholes option valuation model that uses the assumptions noted in the table above. The expected life of options granted is primarily derived from the vesting period, as little historical information is available, and represents the period of time that options granted are expected to be outstanding. The risk-free rate used is the U.S. Treasury bond rate in effect at the time of the grant whose maturity equals the term to expiration of the option.
The weighted-average fair value of options granted during the years ended December 31, 2005 and 2004 was $1.23 and $0.35, respectively.